Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4A of Atlantic International Corp. of our report dated May 19, 2023, relating to the consolidated financial statements of Staffing 360 Solutions, Inc. (the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Uniondale, New York

January 23, 2025